UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2008

Commission File Number: 333-142128

LAUD RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

Suite 507, 700 West Pender Street
Vancouver British Columbia Canada V6C 1G8
(Address of principal executive offices)

604-662-3910
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 – Appointment of Directors

On June 17, 2008, the Company’s Board of Directors appointed Mr. Vitaly Melnikov and Mr. Oleg Bilinsky as directors to serve on the Board of Directors of the Company. The appointment of Mr. Melnikov and Mr. Bilinsky increases the number of directors sitting on the Company’s Board of Directors to four. Mr. Bilinsky was also appointed as Chairman of the Board of Directors. There are no understandings or arrangements between Mr. Melnikov, Mr. Bilinsky or any third parties pursuant to which the new directors were appointed.

Vitaly Melnikov

Born in Russia, Vitaly Melnikov holds a Master of Business Administration from American University in Kyrgyzstan. His thesis was an accounting model for the life of a mine—a ten year overview of a mining operation created in conjunction with his work on the Kumptor Mine in Kyrgyzstan (Centerra Gold/Cameco) where he acted as Chief Operations Accountant and Financial Superintendent of the $450 million gold mining project for a five year period ending in June 2002. Mr. Melnikov holds a Masters in International Economics from the Siberian State Telecommunications University, Russia and is a Certified Public Accountant in the State of Washington. He is fluent in English, Russian and French.

From July 2002 to September 2005, Mr. Melnikov held the position of Finance Manager (Marketing and Trading) of Hurricane Hydrocarbons Ltd.(also known as PetroKazakhstan), a Calgary, Canada based, publicly traded energy corporation engaged in the exploration, development, production, acquisition, refining and marketing of oil and refined products in the Republic of Kazakhstan. Among his duties there, Mr. Melnikov managed a multi-national team of 30 financial and accounting specialists and oversaw the financial affairs and sales units of companies with annual revenues of over $450 million. From December 2005 to June 2007 Mr. Melnikov served as Vice President, Finance and Administration of UrAsia Energy Ltd. (now Uranium One), a TSX and AIM listed company with a market cap of $3 billion. While there, he assisted in the merger of UrAsia Energy with Uranium One, creating a uranium producer with a $5 billion market cap. From July 2007 to November 2007, Mr. Melnikov served as Interim Chief Financial Officer and Controller of Tsar Emerald Corporation, a Vancouver based company engaged in the extraction, processing and sale of gemstones. From November 2007 to present, Mr. Melnikov has worked as a self employed financial and accounting consultant in the natural resources sector. He is 33 years of age and holds Canadian and Russian citizenships. He does not hold a directorship in any other public company. Mr. Melnikov was also appointed as Chief Financial Officer of the Company on June 9, 2008.

Oleg Bilinsky

Mr. Bilinski has over 17 years of global investment expertise including experience in the financing of natural resource companies. Since 1990, he has been the President of UK International Trade Corporation, a company whose main focus is to establish business relationships between North America and Eastern Europe. He was also a founder of American Uranium Corporation (OTC BB: AUUM) formerly Alpine Resources Corporation; Geostar Mineral Corporation (OTC BB: GEOS); Chatsworth Data Solution (OTC BB: CHWD) formerly Adera Mines Limited.

In 1982 Mr. Bilinski graduated from Lviv State University, Ukraine (degree in chemistry and biology) and in 2004 completed the Geology, Prospecting and Exploration course at the British Columbia Institute of Technology in Vancouver, Canada. Mr.Bilinski holds Ukrainian and Canadian citizenships and currently resides in both Kyiv, Ukraine and Vancouver, Canada. He is 47 years of age and does not hold a directorship in any other public company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2008	LAUD Resources Inc.
(Registrant) By: /s/Jordan Shapiro Principal Accounting Officer, Secretary, Treasurer